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                                                                       EXHIBIT 5

                         [LETTERHEAD OF OSBORN MALEDON]

                               September 16, 1997

VIASOFT, Inc.
3033 North 44th Street
Suite 101
Phoenix, Arizona 85018

     Re:  VIASOFT, Inc.
        Form S-3 Registration Statement

Ladies and Gentlemen:

     We have acted as counsel to VIASOFT, Inc., a Delaware corporation (the "Company"), in connection with its Registration Statement on Form S-3 under the Securities Act of 1933 (the "Registration Statement"), relating to the registration of 115,000 shares of its Common Stock, $.001 par value, including
(a) 100,000 shares proposed to be issued and sold by the Company and (b) 15,000 shares which may be sold by certain stockholders of the Company pursuant to the over-allotment option set forth in the Underwriting Agreement filed as an Exhibit to the Registration Statement. Such Registration Statement was filed pursuant to Rule 462(b) to register additional shares of Common Stock to be included in the offering of Common Stock of the Company pursuant to its previous Registration Statement on Form S-3, No. 333-33815, which was declared effective by the Securities and Exchange Commission on September 16, 1997. In connection with this representation, we have examined such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion.

     Based upon the foregoing, we are of the opinion that (a) the 15,000 shares of Common Stock to be offered by the selling stockholders, when sold upon any exercise of the over-allotment option, will be duly and validly issued, fully paid and nonassessable, and (b) the 100,000 shares of Common Stock to be offered by the Company have been duly authorized, and, when issued by the Company and paid for as set forth in the Registration Statement, will be duly and validly issued, fully paid and nonassessable.

     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Registration Statement.

                                          Very truly yours,

                                          OSBORN MALEDON, P.A.

                                          By: /s/ WILLIAM M. HARDIN

                                          --------------------------------------
                                               William M. Hardin

WMH:jdg